                                                                     Exhibit 8.1
                                                                     -----------


                              HALE AND DORR LLP
                              COUNSELLORS AT LAW


                 60 STATE STREET, BOSTON, MASSACHUSETTS 02109

                       617-526-6000 * FAX 617-526-5000


                                                February 20, 1997


ThermoLase Corporation
81 Wyman Street
Waltham, Massachusetts 02254-9046

        Re: Offer to Exchange
            -----------------

Ladies and Gentlemen:

        We have acted as counsel to ThermoLase Corporation ("ThermoLase") in connection with the Registration Statement on Form S-4 (the "Registration Statement") relating to its offer to exchange one Unit consisting of one share of Common Stock and one Redemption Right for one outstanding share of Common Stock plus an Additional Payment. Unless otherwise indicated, capitalized terms used herein shall have the meaning ascribed to them in the offer to exchange included in the Registration Statement (the "Offer to Exchange"). We hereby confirm that assuming that the Exchange is consummated as described in the Offer to Exchange, the discussion under the caption "CERTAIN FEDERAL TAX CONSEQUENCES" in the Offer to Exchange expresses our opinion regarding the material Federal income tax consequences to the ThermoLase shareholders attributable to the exchange of Common Stock and Additional Payments for Units in the Exchange, and the ownership and disposition of Units acquired in the Exchange.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "CERTAIN FEDERAL TAX CONSEQUENCES" in the Offer to Exchange. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                                Very truly yours,

                                                /s/ Hale and Dorr LLP
                                                ---------------------
                                                Hale and Dorr LLP






WASHINGTON, DC                       BOSTON, MA                      LONDON, UK*
--------------------------------------------------------------------------------

             HALE AND DORR LLP INCLUDES PROFESSIONAL CORPORATIONS

 *BROBECK HALE AND DORR INTERNATIONAL (AN INDEPENDENT JOINT VENTURE LAW FIRM)